Exhibit 99.1
FOR RELEASE
Entegris Announces Additional $250 Million Share Repurchase Authorization
BILLERICA, Mass.--(BUSINESS WIRE)-November 19, 2018 -- Entegris, Inc. (NasdaqGS: ENTG) (the “Company”), a leader in specialty chemicals and advanced materials solutions for the microelectronics industry, today announced that its Board of Directors has authorized the Company to repurchase an additional $250 million of its common stock. As of Friday, November 16, 2018, the Company has repurchased $60.2 million of its common stock during the fourth quarter and $15.2 million remained available in the Company's prior share repurchase authorization.
“We believe the stock buyback plan is a good use of cash given our long-term growth prospects,” said Bertrand Loy, president and chief executive officer. “The additional opportunistic buyback program is consistent with our stated capital allocation strategy which includes capital investments to support future growth, strategic M&A, share repurchases and a quarterly dividend.”
Repurchases of the Company's common stock will be made from time to time, subject to market conditions. These shares may be purchased in the open market or through privately negotiated transactions. The Company has no obligation to repurchase shares under the authorization, and the timing, actual number and value of shares which are repurchased will depend on a number of factors, including the price of the Company's common stock, general business and market conditions, and alternative investment opportunities. The Company may suspend or discontinue the repurchase program at any time. This current repurchase program expires in February 2020.
ABOUT ENTEGRIS
Entegris is a leading chemicals and advanced specialty materials solutions provider for the microelectronics industry and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include statements related to the Company’s plans and expectations with regard to the share repurchase program and the benefits we may derive from the program; the Company's capital allocation strategy, which may be modified at any time for any reason, including share repurchases, dividends, debt repayments and potential acquisitions; and other matters. These statements involve risks and uncertainties, and actual results may differ. These risks and uncertainties include, but are not limited to, weakening of global and/or regional economic conditions, generally or specifically in the micro-electronics industry, which could decrease the demand for our products and solutions; our ability to meet rapid demand shifts; our ability to continue technological innovation and introduce new products to meet our customers' rapidly changing requirements; our concentrated customer base; our ability to identify, effect and integrate acquisitions, joint ventures or other transactions; our ability to protect and enforce intellectual property rights; operational, political and legal risks of our international operations; our dependence on sole source and limited source suppliers; the increasing complexity of certain manufacturing processes; raw material shortages and price increases; changes in government regulations of the countries in which we operate; fluctuation of currency exchange rates; fluctuations in the market price of Entegris’ stock; the level of, and obligations associated with, our indebtedness; and other risk factors and additional information described in our filings with the Securities and Exchange Commission, including under the heading “Risks Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 15, 2018, and in our other periodic filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.
Contact:
Bill Seymour, +1 978-436-6500
VP of Investor Relations
irelations@entegris.com

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